UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2017 (August 25, 2017)

THE CHEFS’ WAREHOUSE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35249	20-3031526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 East Ridge Road, Ridgefield, CT 06877
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 894-1345

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

This Amendment No. 1 to the Current Report on Form 8-K/A (the “Amendment”) is being filed by The Chefs’ Warehouse, Inc. (the “Company”) to amend Item 9.01 of the Current Report on Form 8-K filed by the Company on August 25, 2017 (the “Original Report”). In response to Items 9.01(a) and 9.01(b) in the Original Report, the Company indicated that it would file the required information by amendment, as permitted by Items 9.01(a)(4) and 9.01(b)(2) of Form 8-K. The Amendment hereby amends, restates and replaces in its entirety Item 9.01 of the Original Report with Item 9.01 below.

Item 1.01. Entry into a Material Definitive Agreement

 Acquisition of Fells Point

On August 25, 2017, Fells Point, LLC (“Buyer”), a Delaware limited liability company and wholly owned subsidiary  of The Chefs’ Warehouse, Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) by and among Buyer, Fells Point Wholesale Meats, Inc., a Maryland close corporation (“Seller”), and Erik M. Oosterwijk and Leendert H. Pruissen as Seller’s stockholders (the “Stockholders” and together with Seller, the “Seller Parties”) pursuant to which Buyer has agreed to acquire substantially all of the assets of Seller (the “Acquisition”).

Pursuant to the terms of the Purchase Agreement, the Company paid approximately $33 million for Seller at the closing of the Acquisition, also on August 25, 2017, which is subject to a post-closing working capital adjustment and confirmation of Seller’s Adjusted EBITDA, as described in the Purchase Agreement and of which approximately $30 million was paid in cash at closing (the “Closing Cash Consideration”). The remaining approximately $3 million consisted of 185,442 shares of common stock of the Company (the “Closing Stock Consideration”) determined by dividing $3 million by $16.1775, the 20-day mean closing price of the Company’s stock determined as of the date prior to the closing date.

The Company will also pay additional contingent consideration, if earned, in the form of an earn-out amount (the “Earn-Out Agreement”) which is expected to total up to $12 million but payment of which is subject to certain conditions and the successful achievement of Adjusted EBITDA targets for the acquired business following the closing of the Acquisition over a period of four years.

The Purchase Agreement contains customary representations and warranties and covenants from the Seller Parties, including representations and warranties about the Seller and its business, assets, operations and liabilities.  The Buyer and the Seller parties will be subject to certain temporal and financial limitations, including a $25,000 tipping basket for indemnification claims arising out of breaches of representations and warranties, obligated to indemnify each other for, among other things, losses resulting from breaches or misrepresentations under the Agreement, failure to perform covenants contained in the Purchase Agreement, including the failure to pay the excluded liabilities and assumed liabilities. Buyer is also entitled, in certain circumstances, to set off amounts it is owed by the Seller and the Stockholders, against payments of certain portions of the earn-out consideration. Buyer deposited approximately $3.3 million of the Closing Cash Consideration paid at closing into an escrow account to satisfy claims made by the Buyer under the terms of the Agreement (the “Escrow Amount”). Eighteen (18) months following the closing, Buyer will release to the Seller Parties the remaining Escrow Amount not then subject to pending indemnification claims of Buyer or previously paid to satisfy claims made by Buyer.

In connection with the Acquisition, each of the Seller Parties has agreed not to compete with the Business or solicit customers of the Business in various geographic locations for a period of six years following the Closing.

The foregoing description of the Purchase Agreement entered into in connection with the Acquisition does not purport to be a complete description of the parties’ rights and obligations under the Purchase Agreement. The foregoing descriptions of the Purchase Agreement and Earn-Out Agreement are qualified in their entirety by reference to the copies filed herewith as Exhibit 2.1 and Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits

(a)  Financial statements of businesses acquired

The audited consolidated financial statements of Fells Point Wholesale Meats, Inc. as of and for the year ended December 31, 2016 and the unaudited consolidated financial statements as of June 30, 2017 and for the six months ended June 30, 2017 and June 30, 2016 are filed as Exhibit 99.1 to this amendment.

(b) Pro forma financial information

The unaudited pro forma condensed combined financial information reflecting the acquisition of Fells Point Wholesale Meats, Inc. into a wholly owned subsidiary of the Company as of and for the twenty-six weeks ended June 30, 2017, and for the fiscal year ended December 30, 2016 are filed as Exhibit 99.2 to this Amendment No. 1.

(c) Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K/A:

Exhibit No.	Description
2.1*
Earn-Out Agreement, dated August 25, 2017 by and among Fells Point, LLC, Fells Point Wholesale Meats, Inc., Erik M. Oosterwijk and Leendert H. Pruissen. (Incorporated by reference to Exhibit 2.1 to the registrants Current Report on Form 8-K filed on August 25, 2017)

10.1
Asset Purchase Agreement dated as of August 25, 2017, by and among Fells Point, LLC, a Delaware limited liability company, Fells Point Wholesale Meats, Inc., a Maryland close corporation, Erik M. Oosterwijk, and Leendert H. Pruissen.  (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to this agreement are omitted, but will be provided supplementally to the Securities and Exchange Commission upon request). (Incorporated by reference to Exhibit 10.1 to the registrants Current Report on Form 8-K filed on August 25, 2017)

23.1	Consent of BDO USA, LLP, Independent Auditors
99.1
Audited consolidated financial statements of Fells Point Wholesale Meats, Inc. as of and for the year ended December 31, 2016, and the unaudited consolidated financial statements as of June 30, 2017 and for the six months ended June 30, 2017 and June 30, 2016.

99.2
Unaudited pro forma condensed combined financial information reflecting the acquisition of Fells Point Wholesale Meats, Inc. into a wholly owned subsidiary of the Company as of and for the twenty-six weeks ended June 30, 2017, and for the fiscal year ended December 30, 2016.

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties and are based on current expectations and management estimates; actual results may differ materially. The risks and uncertainties which could impact these statements include, but are not limited to, the Company’s ability to successfully deploy its operational initiatives to achieve synergies from the acquisition of the Del Monte entities; the Company’s sensitivity to general economic conditions, including the current economic environment, changes in disposable income levels and consumer discretionary spending on food-away-from-home purchases; the Company’s vulnerability to economic and other developments in the geographic markets in which it operates; the risks of supply chain interruptions due to a lack of long-term contracts, severe weather or more prolonged climate change, work stoppages or otherwise; the risk of loss of customers due to the fact that the Company does not customarily have long-term contracts with its customers; the risks of loss of revenue or reductions in operating margins in the Company’s protein business as a result of competitive pressures within this segment of the Company’s business; changes in the availability or cost of the Company’s specialty food products; the ability to effectively price the Company’s specialty food products and reduce the Company’s expenses; the relatively low margins of the foodservice distribution industry and the Company’s and its customers’ sensitivity to inflationary and deflationary pressures; the Company’s ability to successfully identify, obtain financing for and complete acquisitions of other foodservice distributors and to integrate and realize expected synergies from those acquisitions; the Company’s ability to service customers from its new Chicago, San Francisco and Las Vegas distribution centers and the expenses associated therewith; increased fuel cost volatility and expectations regarding the use of fuel surcharges; fluctuations in the wholesale prices of beef, poultry and seafood, including increases in these prices as a result of increases in the cost of feeding and caring for livestock; the loss of key members of the Company’s management team and the Company’s ability to replace such personnel; and the strain on the Company’s infrastructure and resources caused by its growth. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. A more detailed description of these and other risk factors is contained in the Company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 10, 2017 and other reports filed by the Company with the SEC since that date. The Company is not undertaking to update any information in the foregoing report until the effective date of its future reports required by applicable laws. Any projections of future results of operations are based on a number of assumptions, many of which are outside the Company’s control and should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEFS’ WAREHOUSE, INC.

By:	/s/ John D. Austin
Name: Title:	John D. Austin Chief Financial Officer

Date:    November 7, 2017

EXHIBIT INDEX

Exhibit No.	Description
2.1*
Earn-Out Agreement, dated August 25, 2017 by and among Fells Point, LLC, Fells Point Wholesale Meats, Inc., Erik M. Oosterwijk and Leendert H. Pruissen. (Incorporated by reference to Exhibit 2.1 to the registrants Current Report on Form 8-K filed on August 25, 2017)

10.1
Asset Purchase Agreement dated as of August 25, 2017, by and among Fells Point, LLC, a Delaware limited liability company, Fells Point Wholesale Meats, Inc., a Maryland close corporation, Erik M. Oosterwijk, and Leendert H. Pruissen.  (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to this agreement are omitted, but will be provided supplementally to the Securities and Exchange Commission upon request). (Incorporated by reference to Exhibit 10.1 to the registrants Current Report on Form 8-K filed on August 25, 2017)

23.1	Consent of BDO USA, LLP, Independent Auditors
99.1
Audited consolidated financial statements of Fells Point Wholesale Meats, Inc. as of and for the year ended December 31, 2016, and the unaudited consolidated financial statements as of June 30, 2017 and for the six months ended June 30, 2017 and June 30, 2016.

99.2
Unaudited pro forma condensed combined financial information reflecting the acquisition of Fells Point Wholesale Meats, Inc. into a wholly owned subsidiary of the Company as of and for the twenty-six weeks ended June 30, 2017, and for the fiscal year ended December 30, 2016.

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.